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                                                                   EXHIBIT 99.1




                                FOURTH AMENDMENT

                                       TO

                                RIGHTS AGREEMENT






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                             ROWAN COMPANIES, INC.                  EXHIBIT 99.1


                                Fourth Amendment
                            to the Rights Agreement
                               as Amended Between
                         the Company and Citibank N.A.
                                as Rights Agent


         THIS FOURTH AMENDMENT TO RIGHTS AGREEMENT, dated as of December 20, 2000 (the "Amendment"), between Rowan Companies, Inc., a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association, as Rights Agent (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have previously entered into a Rights Agreement, dated as of February 25, 1992, as amended (the "Rights Agreement");

         WHEREAS, Section 26 of the Rights Agreement provides that prior to the Distribution Date (as defined therein) and subject to certain exceptions, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company;

         WHEREAS, the date of this Amendment is prior to the Distribution Date; and

         WHEREAS, the Board of Directors of the Company has directed that the Company and the Rights Agent amend the Rights Agreement pursuant to this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

         SECTION 1.     DEFINED TERMS; REFERENCES.

         (a) Unless otherwise specifically defined herein, each term used herein which is defined in the Rights Agreement has the meaning assigned to such term in the Rights Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall, after this Amendment becomes effective, refer to the Rights Agreement as amended hereby.

         (b) Section 1 of the Rights Agreement is hereby amended by deleting the definition of "Continuing Director" contained therein.

         (c) Section 1 of the Rights Agreement is hereby amended by inserting in the appropriate alphabetical position the following new definitions:

                  "Exchange Ratio" has the meaning set forth in Section 23.1(a).
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                  "Exempt Person" shall mean any Person other than the Company, any Subsidiaries of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity.

         (d) Section 1 of the Rights Agreement is hereby amended by restating in their entirety the following definitions to read in full as follows:

                  "Acquiring Person" shall mean any Person which shall be the Beneficial Owner of 15% or more of the shares of Company Common Stock then outstanding, but shall not include an Exempt Person; provided, however, that if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such (i) inadvertently (including, without limitation, because (a) such Person was unaware that it beneficially owned a percentage of Company Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (b) such Person was aware of the extent of its Beneficial Ownership of Company Common Stock but was unaware of the consequences of such Beneficial Ownership under this Agreement) and (ii) without any intention of changing or influencing control of the Company, and in all cases such Person, as promptly as practicable after being advised of such determination, divested or divests himself or itself of Beneficial Ownership of a sufficient number of shares of Company Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement. In making the determination as to whether a Person who would otherwise be an "Acquiring Person" has become such inadvertently and without any intention of changing or influencing control of the Company, the Board will be entitled to resolve all good faith doubts in a manner that is against finding inadvertency or lack of intention to change or influence control. The Board may take into account, but shall not be bound by, any declarations that any such Person may have made on Schedule 13D (or any comparable or successor report) under the Exchange Act. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Company Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Company Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Company Common Stock then outstanding by reason of the share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Company Common Stock, then such Person shall be deemed to be an "Acquiring Person" unless upon the consummation of the acquisition of such additional shares of Company Common Stock such Person does not own 15% or more of the shares of Company Common Stock then outstanding.

                  "Board Approval" shall mean the adoption, in good faith, by the Board of Directors of a resolution or resolutions authorizing or approving the action or




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         determination (i) by the unanimous written consent of all of the members of the Board of Directors or (ii) by the affirmative vote of not less than a majority of the members of the Board of Directors at a meeting duly called and held at which a quorum was present and acting throughout.

                   "Person" shall mean any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group acting in concert, and shall include any successor (by merger or otherwise) of such Person.

         SECTION  2.    DUTIES OF RIGHTS AGENT

         (a) The proviso in Section 20(b) of the Rights Agreement is hereby amended in its entirety to read in full as follows:

         "provided, however, that so long as any Person is an Acquiring Person hereunder, such certificate shall be approved by Board Approval".

         (b) The references to "a majority of the Continuing Directors" and "the majority of the Continuing Directors" in Section 20(g) are hereby amended and replaced with the following phrase:

         "the Board of Directors by Board Approval".

         SECTION 3. REDEMPTION AND TERMINATION. Clause (i) of Section 23(a) is hereby amended and replaced with the following clause: "(i) the Close of Business on the Stock Acquisition Date".

         SECTION 4. EXCHANGE. The Rights Agreement is hereby amended by inserting the following new Section 23.1.

                  SECTION  23.1. EXCHANGE.

                  (a) The Board of Directors may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Company Common Stock at an exchange ratio of one share of Company Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 23.1(a) shall thereafter be



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                  exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 23.1(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 23.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Company Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Company Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient shares of Company Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 23.1, the Company shall take all such action as may be necessary to authorize additional shares of Company Common Stock for issuance upon exchange of the Rights.

                  (d) The Company shall not be required to issue fractions of a share of Company Common Stock or to distribute certificates which evidence fractional shares of Company Common Stock. In lieu of such fractional shares of Company Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such shares of fractional Company Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Company Common Stock. For the purposes of this Section 23.1(d), the current market value of a whole share of Company Common Stock shall be the closing price of a share of Company Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 23.1.



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         SECTION 5.     SUPPLEMENTS AND AMENDMENTS.

         (a) The introductory phrase of the first sentence of Section 26, "Prior to the Distribution Date" is hereby amended and replaced with the following phrase:

         "At any time when the Rights are then redeemable".

         (b) The first reference in Section 26 to "majority of the Continuing Directors" is hereby amended and replaced with the following phrase:

         "Board of Directors by Board Approval".

         (c) The penultimate sentence of Section 26 is amended and restated to read in full as follows:

         "Notwithstanding anything contained in this Agreement to the contrary, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner that would cause this Agreement again to become amendable except in accordance with the second sentence of this Section 26, or extend the period for redemption of the Rights, or otherwise provide for the redemption of the Rights, or provide for an earlier Final Expiration Date, or decrease the Redemption Price, or change the Purchase Price, or change the number of Units of Junior Preferred Stock for which a Right is exercisable.

         SECTION 6. DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. The phrase in the last sentence of Section 28 "or by a majority of the Continuing Directors" is hereby deleted.

         SECTION 7. SEVERABILITY. Section 30 of the Rights Agreement is hereby amended by deleting the proviso contained therein and the semicolon that immediately precedes such proviso.

         SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN SUCH STATE.

         SECTION 9. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 10. TERMS AND CONDITIONS. All other terms, provisions and conditions of the Rights Agreement shall remain in full force and effect, and the Rights Agreement, as further amended by this Amendment, shall be deemed to be one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Attest:                                        Rowan Companies, Inc.

By:      /s/ MARK H. HAY                       By:       /s/ E. E. THIELE
Name:    Mark H. Hay                           Name:     E. E. Thiele
Title:   Corporate Secretary                   Title:    Senior Vice President

Attest:                                        Citibank, N.A.

By:      /s/ ROBERT T. KIRCHNER                By:       /s/ JOHN REASOR
Name:    Robert T. Kirchner                    Name:     John Reasor
Title:   Vice President                        Title:    Vice President